Exhibit 99.1

OPERATOR: Welcome to the Moleculin Biotech, Inc.’s Conference Call to provide a general corporate update and to discuss positive developments regarding Annamycin. First – let me introduce Jonathan P. Foster, Executive Vice President and Chief Financial Officer.

JON: Thank you, Operator. Let me get some administrative matters out of the way. First – this is a conference call only. There will be no Q&A at the end as we are nearing release of our third quarter Form 10Q. Second – let me read the following statement:

Some of the statements in this conference call will be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this conference call include, without limitation, the ability of the agreement with Dermin to reduce the expenditures required of Moleculin for clinical trial drug production and to shorten the time required to produce clinical supplies and the ability of Moleculin to increase the maximum tolerable dose of and begin expanded clinical trials on Annamycin by the first half of 2017. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on February 1, 2016, as amended (Registration No. 333-209323) and updated from time to time via the Company’s filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

With that out of the way, let me introduce to you Moleculin’s Chairman and Chief Executive Officer, Wally Klemp.

WALLY: Thanks, Jon and good evening everyone. I am very pleased to welcome you to the Corporate Update Call for Moleculin Biotech, Inc. The purpose of this call is not just to provide a general corporate update, but it’s also to discuss some important positive news. As a broad overview: Moleculin is making good progress against its stated goals and remains on track for the milestones set forth in our S-1 for the IPO this past May. What’s more, we now have some significantly positive findings from our detailed review of the last clinical trial for Annamycin.

The recent negative trend in our stock price has caused a number of shareholders to ask for an update on Moleculin directly from the Company. While part of this call may do just that, I need to be clear that, as management of a public company, it’s not appropriate for us to speculate as to why our stock price moves up or down. Regardless, however, we can say that the fundamentals of our business and our plan remain intact and, as such (and in our opinion), do not justify a precipitous loss in perceived company value as compared with our IPO.

So, let me start this update by reviewing what our plan has been and what the key milestones were for measuring progress. As we set forth in our S-1 for the IPO, a prior developer had conducted a clinical trial with Annamycin, but then they subsequently failed to maintain their Investigational New Drug status (or, IND) with the FDA. Our stated plan was to conduct a detailed review of the clinical results generated by that prior developer. We would then use those results to reestablish an IND in order to continue clinical trials of Annamycin. With a new IND in place and after production of Annamycin for clinical trials and approval from the appropriate Institutional Review Boards, we would then be in a position to begin expanded clinical trials of this important drug.

Although no specific timeline was given for these activities or for the beginning of the next clinical trial, we did provide guidance that we believed our IPO proceeds were sufficient for approximately 16 months of operations from the date of the IPO. We further believed this was sufficient time to begin generating Phase II data indicating whether Annamycin was capable of repeating the impressive results that were produced in that last clinical trial.

So, where are we now? Well, first of all, all of the guidance I’ve just recounted from our S-1 continues to be reasonable and appropriate. We continue to be on track for accomplishing just what we set out to do and expect to begin our expanded clinical trials on Annamycin by the first half of next year. Furthermore, several positive developments have recently occurred that we believe may put us in a better position than we had hoped.

One of these positive developments is the recent agreement we reached with Dermin that was disclosed in our October 7th press release. As a reminder, Dermin is a licensee of Annamycin that was able to access Polish grant funds to conduct their own parallel development efforts. Part of their process was to produce Annamycin for use in their planned clinical trials, and there was some hope that Moleculin would be able to use that same drug production for our own clinical trials.

It’s important to understand that Annamycin is a relatively expensive drug to produce, as are all of the currently approved anthracyclines. Back when we filed the S-1 and went public we could not provide assurance that any of the drug Dermin had produced using Polish grant proceeds would be available for our use. Accordingly, we budgeted as though we would have to produce all of the drug required for our planned clinical trial using our own IPO proceeds.

As we announced on the 7th, however, we were finally able to reach an agreement with Dermin that now allows us to use their drug inventory for our clinical trials. This reduces our planned expenditures for drug production over the coming year and improves our confidence that we will have adequate cash to achieve our stated goals.

Another positive that we are announcing for the first time on this call is that our review of the prior developer’s data suggests that Annamycin may, in fact, have greater potential for efficacy than we originally believed. This has to do with the establishment of what is called the Maximum Tolerable Dose, or MTD. Now, this gets a little detailed, but it is extremely important, so it’s worth making sure everyone understands.

In previous disclosures I have explained that in the last clinical trial, patients treated with Annamycin had failed an average of 5 prior induction therapy attempts with the standard of care first-line therapy. This prompted justifiable speculation that, if we could treat patients sooner, say, after only 1 or 2 first-line induction failures, we might see even better performance from Annamycin.

As a reminder, 8 patients received Annamycin in the Phase II arm of that last trial and 3 completely cleared their bone marrow blasts, which is considered the key indicator for qualifying for a curative bone marrow transplant. Now, to be clear, we believe Annamycin could qualify for accelerated approval on the basis of an even lower response rate than this, however, if we match or even improve upon these results in the next trial, that could make Annamycin even more important and valuable than we had hoped.

With this in mind, and now that we have had the opportunity to review the prior developer’s data in detail, we have made an important new discovery. Not only does it appear that patients fare better if they receive Annamycin after fewer failed first-line attempts, it also appears that this high number of prior failures may have caused Annamycin’s MTD to be understated. This is potentially a major positive development for us, so let me explain further.

In the last trial, before the Phase II arm was conducted, a Phase I arm was used to establish the MTD or Maximum Tolerable Dose. Just to clarify how this works, you typically begin a Phase I trial by enrolling the first few patients at a relatively low dose and then determine whether they experience any unacceptable toxic side effects. We call these Dose Limiting Toxicities or DLTs. If those first few patients have no DLTs, then the dose is increased for the next few patients and so on until DLTs begin showing up. As soon as any DLTs are experienced, the dose is backed down to a lower level and, if the DLTs go away, that lower level becomes the MTD.

It turns out to be important that this last clinical trial was conducted at 4 different treatment centers, with one of those centers being much more heavily focused on experimental trials. As a result, the patients treated at this particular facility had failed significantly more first-line therapies than the average for the overall trial. This was quite evident when we reviewed the detailed data, and it appears to have skewed the outcome.

In particular, the 3 patients that experienced the DLTs that led to the establishment of our current Maximum Tolerable Dose were all from the site where patients had an unusually high number of first-line failures. And, the Dose Limiting Toxicity was the same in all 3 cases; namely: mucositis, a painful inflammation and ulceration of the mucous membranes that line the digestive tract.

For the record, mucositis is the number 2 DLT for the currently approved anthracyclines, like daunorubicin and doxorubicin. Importantly, their number 1 DLT is cardiotoxicity, and of course, one of the key advantages of Annamycin is that it is non-cardiotoxic. This is one of the biggest reasons it is so important to get this drug approved and on the market. We should never forget that even the lucky patients who beat acute leukemia by making it to a curative bone marrow transplant will, more often than not, have their lives diminished due to the damage done to their hearts by the anthracyclines used in their induction therapy.

So, back to the important and positive new data. Of the 3 patients in the last clinical trial who experienced mucositis (the same patients who caused our MTD to be set to the next lower level), one of them had failed 19 prior induction therapy attempts. Another had failed 16 and the other had failed 15. Now, just try to imagine how far gone these patients had to have been when they finally received our drug. These are truly outliers in the sense that our drug would not normally be administered to patients who were this far gone. And, it is reasonable to assume that their sensitivity to mucositis, which can increase with successive treatments, was at a very high level.

As a result of these 3 DLTs, the MTD of Annamycin was limited to just 150 mg/m2 and that was the dosing level given to the 8 patients who participated in the Phase II arm to assess efficacy. And, again, those results were quite impressive. However, if you exclude the heavily treated “outlier” patients in the Phase I arm, our read of the data suggests that the MTD could have been closer to 250 mg/m2, nearly double the level that was actually used in that Phase II arm.

Specifically, among the patients at the other centers in this trial (most of whom had failed only 1 or 2 previous induction therapies), mucositis was not a DLT, even at dosing levels up to 250 mg/m2. We view this as a very encouraging development because it means we may have an opportunity to increase the MTD for our next trial from 150 mg/m2 to 200 or even 250 mg/m2. If that turns out to be the case, it could significantly increase the chance for positive outcomes in our next trial.

One thing I would like to add about this last clinical trial relates to what is called “tumor lysis syndrome” or “TLS”. We reported this in our S-1, but since that time, several investors have asked for us to clarify what this means. For background, of the 3 patients who completely cleared their bone marrow blasts with Annamycin in that trial, 2 of those patients succumbed to TLS. This is where the systemic burden of destroyed cancer cells becomes so great that the patient can go into kidney and other organ failures. Essentially, if the patient has a high level of leukemic cells and the chemotherapy works better than expected, TLS can result.

Thankfully, now that this is known, steps can be taken in advance of treatment to protect patients from this outcome. I have discussed this data with numerous hematology-oncologists, and all agree that regardless of the onset of TLS, the fact that these patients completely cleared their bone marrow blasts should be considered an indication that Annamycin showed significant activity.

So, how does all this relate to our plans going forward? Well, now with the discovery that we may be able to increase our MTD, we need to adjust our strategy to take full advantage of this opportunity. This means adding in a Phase I arm to our next Phase II trial, which will add some expense to our development effort. However, we believe the money we will save by utilizing the Dermin drug inventory will cover us on this added expense. On the back end, it probably adds several months to the eventual final approval of the drug, but we still see ourselves on track to generate useful Phase II data by the second half of next year, which is in line with our original timeline set out during the IPO.

Speaking of managing expenses, I’d like to use this call to officially welcome our new Executive Vice President & Chief Financial Officer, Jon Foster, who joined us in August. Jon…

JON: Thanks, Wally. I have to tell you, I am thrilled to be a part of Moleculin, especially considering how important Annamycin can become to the lives of so many. I lost my Father to leukemia, so I know first hand how devastating it can be to face this disease with the current limited options. Wally and I have worked together in a prior public company, so it’s also a luxury to be able to hit the ground running with this team.

As Wally described, we continue to see ourselves having more than 12 months of cash in the bank on our way to generating Phase II results with Annamycin. Specifically, we ended September with approximately $6 million in cash on hand. That said, this is still “biotech”, so part of the reason I am here is to make sure we make the right moves as a company to ensure we can withstand the inevitable speed bumps that all drug development companies encounter and execute on opportunities to push the rest of our portfolio further along. So, let’s be clear that Moleculin will always be evaluating opportunities to increase cash resources. In that vein, let me remind everyone that our S-1 and subsequent 10-Q filings contain important disclosures about the risks associated with our industry and with Moleculin specifically.

WALLY: Thanks, Jon, and we really are glad to have you on board. Now, appropriately, most of our update has been about Annamycin. With the recent blockbuster exit by Celator to Jazz Pharmaceuticals, garnering $1.5 billion for their improved AML drug, Vyxeos, it is natural for investors to wonder what that could mean for Annamycin.

As a reminder, Vyxeos is simply a new method of delivering daunorubicin that resulted in an average increase in survival of about 3 months. Unfortunately, their drug is still cardiotoxic and still fails to get the vast majority of AML patients qualified for a bone marrow transplant. With this new news about our potential to increase the MTD for Annamycin, we feel even more strongly that Annamycin could represent another important advancement for AML patients.

With that said, we continue to make progress on our other development platforms. WP1066 continues to benefit from additional grant-funded research at MD Anderson Cancer Center and we have recently indicated growing interest within the scientific community regarding WP1122, and finally, we continue to consider additional opportunities for sponsored research with MD Anderson.

Well, that brings us to the conclusion of this update. So, in closing let me say in summary, we continue to be on track for the development milestones set forth at the outset of our IPO and recent positive developments have given us cause to suggest that the opportunity with Annamycin could be better than we had originally hoped.

Thank you for listening today and we look forward to reporting more important progress soon!

Good night and take care.